Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-20093, 333-62701, 333-45180, 333-68412,
333-82158,  and  333-109135)  and  on  Form  S-8  (Nos.  333-11939,  333-62491,
333-11941, 333-45208, and 333-107314) of LifeCell Corporation of our report dated March 9, 2004 relating to the financial statements, which appears in this Form 10-K.


    PRICEWATERHOUSECOOPERS, LLP

    March 12, 2004